Exhibit 99.1

News Release
RAMBUS REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

•Delivered strong Q1 results with revenue and earnings at the high end of guidance
•Produced quarterly product revenue of $63.8 million driven by memory interface chips, up 33% year over year
•Extended comprehensive patent license agreement with SK hynix by 10 years through 2034

SAN JOSE, Calif. – May 1, 2023 – Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the first quarter ended March 31, 2023. GAAP revenue for the first quarter was $113.8 million, licensing billings were $63.4 million, product revenue was $63.8 million, and contract and other revenue was $21.8 million. The Company also generated $38.9 million in cash provided by operating activities in the first quarter.

“Rambus delivered a strong first quarter with revenue and earnings at the high end of guidance, driven by continued execution and industry-leading products as we successfully navigate the near-term challenges in the market,” said Luc Seraphin, chief executive officer of Rambus. “We are well positioned to address the favorable secular trends in the data center, fueled by exciting advancements in AI and other demanding workloads, and drive the company’s long-term profitable growth.”

Quarterly Financial Review - GAAP	Three Months Ended March 31,
(In millions, except for percentages and per share amounts)	2023	2022
Revenue
Product revenue	$63.8	$48.0
Royalties	28.2	30.4
Contract and other revenue	21.8	20.6
Total revenue	113.8	99.0
Cost of product revenue	26.4	18.4
Cost of contract and other revenue	1.7	0.6
Amortization of acquired intangible assets (included in total cost of revenue)	3.6	3.4
Total operating expenses (1)	80.2	68.3
Operating income	$1.9	$8.3
Operating margin	2%	8%
Net income (loss)	$3.3	$(66.2)
Diluted net income (loss) per share	$0.03	$(0.60)
Net cash provided by operating activities	$38.9	$42.6
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.4 million for each of the three months ended March 31, 2023 and 2022.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended March 31,
(In millions)	2023	2022
Licensing billings (operational metric) (2)	$63.4	$64.1
Product revenue (GAAP)	$63.8	$48.0
Contract and other revenue (GAAP)	$21.8	$20.6
Non-GAAP cost of product revenue	$26.3	$18.3
Cost of contract and other revenue (GAAP)	$1.7	$0.6
Non-GAAP total operating expenses	$58.3	$56.0
Non-GAAP interest and other income (expense), net	$0.9	$(0.3)
Diluted share count (GAAP)	111	113
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $113.8 million. The Company also had licensing billings of $63.4 million, product revenue of $63.8 million, and contract and other revenue of $21.8 million. The Company had total GAAP cost of revenue of $31.7 million and operating expenses of $80.2 million. The Company also had total non-GAAP operating expenses of $86.3 million (including non-GAAP cost of revenue). The Company had GAAP diluted net income per share of $0.03. The Company’s basic share count was 108 million shares and its diluted share count was 111 million shares.

Cash, cash equivalents, and marketable securities as of March 31, 2023 were $292.1 million, a decrease of $21.1 million from December 31, 2022, mainly due to $30.7 million in payments of taxes on restricted stock units, $10.7 million paid in connection with the settlement of warrants associated with the 2023 senior notes, $10.4 million paid in connection with the repayment of the 2023 senior notes, partially offset by $38.9 million in cash provided by operating activities.

2023 Second Quarter Outlook

The Company will discuss its full revenue guidance for the second quarter of 2023 during its upcoming conference call. The following table sets forth second quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$61 - $67	$61 - $67
Product revenue (GAAP)	$50 - $56	$50 - $56
Contract and other revenue (GAAP)	$18 - $24	$18 - $24
Total operating costs and expenses	$97 - $93	$82 - $78
Interest and other income (expense), net	$1	$0
Diluted share count	112	112
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.
(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the second quarter of 2023, the Company expects licensing billings to be between $61 million and $67 million. The Company also expects royalty revenue to be between $37 million and $43 million, product revenue to be between $50 million and $56 million and contract and other revenue to be between $18 million and $24 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $97 million and $93 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $82 million and $78 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($0 million), a tax rate of 24% and diluted share count of 112 million, and exclude stock-based compensation expense ($11 million), amortization of acquired intangible assets ($4 million), and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($1 million).

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (866) 813-9403 (domestic) or (+1) 929-458-6194 (international) with ID# 547470.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, expense on abandoned operating leases, facility restoration costs, change in fair value of earn-out liability, loss on extinguishment of debt, loss on fair value adjustment of derivatives, net, realized loss on sale of marketable securities sold for the purpose of notes repurchase, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current period’s portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Facility restoration costs. These charges consist of exit costs associated with our leased office space and are excluded because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Loss on extinguishment of debt. The Company has excluded loss on extinguishment of debt as this represents a cost of repurchasing its existing convertible notes and is not a reflection of the Company’s ongoing operations.

Loss on fair value adjustment of derivatives, net. The Company has excluded its loss on fair value adjustment of derivatives, net, as this represents cost and benefits of repurchasing its convertible notes and is not a reflection of the Company's ongoing operations.

Realized loss on sale of marketable securities sold for the purpose of notes repurchase. The Company has excluded its realized loss on sale of marketable securities sold for the purpose of repurchasing its convertible notes as this is not a reflection of the Company's ongoing operations.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2023 and 2022, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the second quarter of 2023 and related drivers, and the Company’s ability to effectively manage supply chain shortages. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the COVID-19 and its variants. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch
Senior Vice President, Finance and Chief Financial Officer
(408) 462-8000
dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	March 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$99,876	$125,334
Marketable securities	192,261	187,892
Accounts receivable	59,408	55,368
Unbilled receivables	100,435	125,698
Inventories	26,180	20,900
Prepaids and other current assets	14,603	12,022
Total current assets	492,763	527,214
Intangible assets, net	46,936	50,880
Goodwill	292,040	292,040
Property, plant and equipment, net	89,393	86,255
Operating lease right-of-use assets	22,696	24,143
Deferred tax assets	2,623	3,031
Unbilled receivables	12,548	25,222
Other assets	3,631	3,809
Total assets	$962,630	$1,012,594

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,117	$24,815
Accrued salaries and benefits	15,906	20,502
Convertible notes	—	10,378
Deferred revenue	20,846	23,861
Income taxes payable	15,669	18,137
Operating lease liabilities	4,287	5,024
Other current liabilities	21,349	23,992
Total current liabilities	96,174	126,709
Long-term liabilities:
Long-term operating lease liabilities	28,127	29,079
Long-term income taxes payable	3,963	5,892
Deferred tax liabilities	26,658	24,964
Other long-term liabilities	45,979	46,653
Total long-term liabilities	104,727	106,588
Total stockholders’ equity	761,729	779,297
Total liabilities and stockholders’ equity	$962,630	$1,012,594

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2023	2022
Revenue:
Product revenue	$63,775	$47,969
Royalties	28,169	30,464
Contract and other revenue	21,818	20,617
Total revenue	113,762	99,050
Cost of revenue:
Cost of product revenue	26,423	18,397
Cost of contract and other revenue	1,691	624
Amortization of acquired intangible assets	3,562	3,378
Total cost of revenue	31,676	22,399
Gross profit	82,086	76,651
Operating expenses:
Research and development	41,898	39,815
Sales, general and administrative	30,964	26,906
Amortization of acquired intangible assets	382	409
Change in fair value of earn-out liability	6,900	1,200
Total operating expenses	80,144	68,330
Operating income	1,942	8,321
Interest income and other income (expense), net	2,161	1,360
Loss on extinguishment of debt	—	(66,497)
Loss on fair value adjustment of derivatives, net	(240)	(8,283)
Interest expense	(381)	(605)
Interest and other income (expense), net	1,540	(74,025)
Income (loss) before income taxes	3,482	(65,704)
Provision for income taxes	201	514
Net income (loss)	$3,281	$(66,218)
Net income (loss) per share:
Basic	$0.03	$(0.60)
Diluted	$0.03	$(0.60)
Weighted average shares used in per share calculation
Basic	108,277	109,889
Diluted	111,048	109,889

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended March 31,
(In thousands)	2023	2022
Cost of product revenue	$26,423	$18,397
Adjustment:
Stock-based compensation expense	(131)	(125)
Non-GAAP cost of product revenue	$26,292	$18,272

Total operating expenses	$80,144	$68,330
Adjustments:
Stock-based compensation expense	(12,932)	(7,653)
Acquisition-related costs and retention bonus expense	(825)	(2,575)
Amortization of acquired intangible assets	(382)	(409)
Expense on abandoned operating leases	(521)	(539)
Facility restoration costs	(316)	—
Change in fair value of earn-out liability	(6,900)	(1,200)
Non-GAAP total operating expenses	$58,268	$55,954

Interest and other income (expense), net	$1,540	$(74,025)
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(919)	(1,827)
Non-cash interest expense on convertible notes	3	105
Loss on extinguishment of debt	—	66,497
Loss on fair value adjustment of derivatives, net	240	8,283
Realized loss on sale of marketable securities sold for the purpose of notes repurchase	—	688
Non-GAAP interest and other income (expense), net	$864	$(279)

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2023 Second Quarter Outlook	Three Months Ended June 30, 2023
(In millions)	Low	High
Forward-looking operating costs and expenses	$97.1	$93.1
Adjustments:
Stock-based compensation expense	(11.1)	(11.1)
Amortization of acquired intangible assets	(4.0)	(4.0)
Forward-looking Non-GAAP operating costs and expenses	$82.0	$78.0

Forward-looking interest and other income (expense), net	$0.6	$0.6
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(0.6)	(0.6)
Forward-looking Non-GAAP interest and other income (expense), net	$—	$—